UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017

CACI International Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31400	54-1345888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 N. Glebe Road Arlington, Virginia		22201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 841-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2017, the Board of Directors (the “Board”) of CACI International Inc (the “Company”), upon the recommendation of the Board’s Compensation Committee, approved a one-time special award (the “Special Award”) of performance-based restricted stock units (“PRSUs”) to John Mengucci, the Company’s Chief Operating Officer.

The Special Award consists of 38,506 PRSUs, with a grant date value of approximately $5,000,000, which will be earned if the Company achieves a minimum one-year earnings per share target for FY19. If earned, the PRSUs will vest ratably on the second, third and fourth anniversaries of the Special Award. The Special Award is subject to the terms and conditions of Company’s 2016 Amended and Restated Incentive Compensation Plan and the Performance Restricted Stock Unit Grant Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

Exhibit Number	Description
10.1	Performance Restricted Stock Unit Grant Agreement effective November 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CACI International Inc

Date: December 1, 2017	By:	/s/ J. William Koegel, Jr.
J. William Koegel, Jr.
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Performance Restricted Stock Unit Grant Agreement effective November 28, 2017